Exhibit 99.1

Immune Pharmaceuticals Announces Corporate Restructuring

- Inflammatory disease and dermatology business to become the focus of Immune Pharmaceuticals, Inc., with specific emphasis on bertilimumab and NanoCyclo products

- Oncology business to be conducted within Immune's oncology subsidiary, Cytovia, Inc., under the leadership of Dr. Daniel Teper, with plans for possible spin-off of Cytovia shares to Immune shareholders

- Dr. Teper to resign from position of CEO of Immune to focus exclusively on leading Cytovia's oncology research, development and commercialization efforts; will remain a member of Immune's Board of Directors

- Elliot Maza, JD, CPA, currently a member of the Board of Directors, named interim CEO of Immune

- Dr. Monica E. Luchi, Executive Vice President Global Drug Development and Chief Medical Officer, to additionally be named President, Immune Pharmaceuticals Inflammatory Disease and Dermatology Division

Apr 24, 2017

NEW YORK, April 24, 2017 /PRNewswire/ -- Immune Pharmaceuticals Inc. (NASDAQ: IMNP) ("Immune" or the "Company"), a biopharmaceutical company focused on the development of targeted therapeutics for the treatment of inflammatory diseases and cancer, today announced a major corporate restructuring with the objective of prioritizing and segregating its research and development efforts on a focused set of products in inflammatory disease and dermatology and strengthening its financial position.

In line with this prioritization, the Company's Board of Directors (the "Board") has authorized Dr. Daniel Teper to lead the Company's oncology business within the Company's Cytovia, Inc. subsidiary and to pursue a possible spin-off of Cytovia into a separate, stand-alone company independent from Immune. Cytovia will focus on the development and commercialization of novel immuno-oncology and hematology therapeutics, led by Ceplene®, an immunotherapy treatment in late stage development in combination with low dose interleukin 2 (IL-2) for the remission maintenance of patients with Acute Myeloid Leukemia; Azixa and crolibulin, two phase 2 drug candidates with synergistic potential with immuno-oncology drugs; and a bispecific antibody platform to be supported by collaborative partnerships. Under the leadership of Dr. Teper, Cytovia will aim to grow into a global specialty biopharmaceutical company through these product candidates and the acquisition of additional late stage or commercial stage oncology products. Cytovia intends to raise sufficient capital to support R&D investment through product licensing and partnership transactions, government grants and issuance of debt and equity.

A potential spin-off of Cytovia into a stand-alone company pursuing an independent path from Immune would provide several advantages:

•	Allows current Immune investors to benefit from two distinct investment opportunities through proportional receipt of shares in Cytovia;

•	Enables Cytovia to target new investors attracted to its specific oncology business profile and pursue distinct capital structures and capital allocation strategies; and

•	Aligns Cytovia's resources with its stated goals and tailors its business strategy to best address opportunities within its target market of oncology

"The proposed restructuring strategy recognizes that our two operating divisions have evolved into distinct business and investment opportunities. The potential Cytovia spin-off will establish each division as a separate company with a focused strategy and will enable each company to enhance its business focus, better align its resources to achieve strategic priorities, target investors attracted to its unique business profile, and ultimately unlock significant value for both companies", said Dr Daniel Teper.

In connection with this restructuring, the Company's Board has accepted the resignation of Dr. Daniel Teper as CEO of Immune, effective immediately, so that he may focus his efforts exclusively on leading Cytovia. The terms of the resignation are specified in a Separation Agreement entered into by and between Dr. Teper and the Company on April 21, 2017. Dr. Teper will remain a member of the Company's Board and will focus his efforts, in conjunction with the Board, on developing and beginning execution of the plan to spin off Cytovia into an independent, stand-alone oncology business.

The Company's Board has appointed Elliot Maza, JD, CPA as interim CEO, effective immediately, to serve until a new CEO of Immune is identified. Mr. Maza has served as a member of the Board and Chairman of the Audit Committee of the Board since January 14, 2015. Mr. Maza served as a consultant to the Company from November 2014 to January 2015.  In connection with his appointment to the position of interim CEO, Mr. Maza will resign from the Audit Committee of the Board but will continue to serve as a director.

Dr. Monica E. Luchi, Executive Vice President Global Drug Development and Chief Medical Officer, will assume the title of President, Immune Pharmaceuticals Inflammatory Disease and Dermatology Division. Under the leadership of Mr. Maza and Dr. Luchi, Immune will focus its business on immuno-inflammation in general, and immuno-dermatology in particular, by developing its core asset, bertilimumab, a first in class human monoclonal antibody in phase 2 development in bullous pemphigoid and ulcerative colitis and with application for severe atopic dermatitis. Immune intends to continue to focus on the development of topical nano-cyclosporine for the treatment of atopic dermatitis and moderate psoriasis.

About Immune Pharmaceuticals Inc.
Immune Pharmaceuticals Inc. (NASDAQ: IMNP) applies a personalized approach to treating and developing novel, highly targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. Immune's lead product candidate, bertilimumab, is in Phase II clinical development for moderate-to-severe ulcerative colitis as well as for bullous pemphigoid, an orphan autoimmune dermatological condition. Other indications being considered for development include atopic dermatitis, Crohn's disease, severe asthma and Non-Alcoholic Steato-Hepatitis (NASH), an inflammatory liver disease. Immune recently expanded its portfolio in immuno-dermatology with topical nano-formulated cyclosporine-A for the treatment of psoriasis and atopic dermatitis. Immune's oncology subsidiary, Cytovia, plans to develop Ceplene for maintenance remission in AML in combination with IL-2. Additional oncology pipeline products include Azixa® and crolibulin, Phase II clinical stage vascular disrupting agents, and novel technology platforms; bispecific antibodies and NanomAbs™. Maxim Pharmaceuticals Inc., Immune's pain and neurology subsidiary, houses AmiKet™ and AmiKet™ Nano™, pipeline products for the treatment of neuropathic pain. For more information, visit Immune's website at www.immunepharma.com, the content of which is not a part of this press release.

Forward-Looking Statements
This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. Forward-looking statements also include, among others, statements regarding the Board's corporate restructuring strategy, and the Company's ability to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. There can be no assurance that either party will ever successfully complete the anticipated corporate restructuring, or that the Company will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Additional factors that may cause actual results or developments to differ materially include, but are not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab, Ceplene, Azixa, AmiKet, AmiKet Nano, LidoPain or NanoCyclo will not be successful; the risk that bertilimumab, AmiKet or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property; risks associated with the contemplated transaction with NPT. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharma.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward-looking statements contained herein (including those relating to the corporate reorganization and exploration of strategic alternatives), whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Immune Pharmaceuticals Inc.

For further information: Anna Baran-Djokovic, Anna.baran@immunepharma.com.